NEWS

CONTACT:	Tom Marder
(301) 380-2553
thomas.marder@marriott.com

MARRIOTT INTERNATIONAL REPORTS SECOND QUARTER RESULTS

Second Quarter Highlights:

•	Worldwide company-operated comparable revenue per available room (REVPAR) rose 5.6 percent (3.2 percent using constant dollars) for the second quarter ended June 13, 2008;

•

Outside North America, company-operated comparable REVPAR increased 15.5 percent (7.2 percent using constant dollars) with double-digit growth in South and Central America, the Middle East and several markets in Asia;

•	North American company-operated comparable REVPAR increased 1.4 percent with a 2.3 percent increase in average rate;

•	The company’s worldwide pipeline of hotels under construction, awaiting conversion or approved for development totaled over 130,000 rooms;

•	Over 9,400 rooms opened during the second quarter, including over 2,500 rooms outside North America.

BETHESDA, MD – July 10, 2008 – Marriott International, Inc. (NYSE:MAR) today reported second quarter 2008 adjusted income from continuing operations of $189 million, a decline of 17 percent, and adjusted diluted earnings per share (“EPS”) from continuing operations of $0.51, down 11 percent. The company’s EPS guidance for the second quarter, disclosed on April 17, 2008, totaled $0.48 to $0.52.

Adjusted results exclude the $36 million ($0.10 per diluted share) impact of non-cash items included in the tax provision in the 2008 quarter. These included a $24 million tax reserve related to the treatment of funds received from foreign subsidiaries that is in ongoing discussions with the Internal Revenue Service (“IRS”) with the remaining $12 million expense due primarily to prior years’ tax adjustments, including a settlement with the IRS that resulted in a lower than

Exhibit 99

expected refund of taxes associated with a 1995 leasing transaction. Adjusted results for the 2007 second quarter exclude the $54 million after-tax charge ($0.14 per diluted share) impact of the Employee Stock Ownership Plan (“ESOP”) settlement agreement reached with the IRS and the Department of Labor in the 2007 second quarter.

Reported income from continuing operations was $153 million in the second quarter of 2008 compared to $175 million in the year-ago quarter. Reported diluted EPS from continuing operations was $0.41 in the second quarter of 2008 compared to $0.43 in the second quarter of 2007.

J.W. Marriott, Jr., Marriott International’s chairman and chief executive officer, said, “Our second quarter saw higher year-over-year REVPAR for our global lodging business, despite weaker economic conditions in the U.S. International demand for our products remains high. Our hotels outside the U.S. had strong revenue growth in the quarter. Europeans continue to visit U.S. gateway cities and customers from Asia and Latin America show growing demand for Marriott’s timeshare products. But while our hotels outside the U.S. continue to benefit from solid global demand, business conditions have deteriorated in the U.S. While there is much uncertainty, we expect weak economic growth and soft U.S. lodging demand to persist into 2009.

“During the second quarter, we achieved flat house profit margins worldwide, a notable accomplishment given cost increases in many sectors of the economy. Our hotels remain focused on controlling costs and improving efficiency while delivering outstanding service to our guests.

“We added over 9,000 rooms to our lodging portfolio during the quarter, including over 2,500 rooms outside North America, and we retain 130,000 rooms in our worldwide development pipeline. We are on-track to achieve room growth targets for 2008.”

In the 2008 second quarter (12-week period from March 22, 2008 to June 13, 2008), REVPAR for the company’s comparable worldwide company-operated properties increased 5.6 percent (3.2 percent using constant dollars) and average daily rates increased 6.3 percent (3.9 percent using constant dollars). REVPAR at comparable worldwide systemwide properties rose 4.2 percent (2.6 percent using constant dollars) over the year-ago quarter.

Exhibit 99

Second quarter international company-operated comparable REVPAR increased 15.5 percent (7.2 percent using constant dollars), including a 15.4 percent increase in average daily rate (7.1 percent using constant dollars). REVPAR growth was particularly strong in the Middle East, Central and Southeast Asia, and Latin America.

In North America, comparable company-operated REVPAR rose 1.4 percent in the second quarter of 2008. REVPAR at the company’s comparable company-operated North American full-service and luxury hotels (including Marriott Hotels & Resorts, The Ritz-Carlton and Renaissance Hotels & Resorts) increased 2.3 percent driven by a 2.5 percent increase in average daily rates. Manhattan, Houston, Los Angeles and Orlando were particularly strong markets.

In the second quarter, Marriott added 61 new properties (9,482 rooms) to its worldwide lodging portfolio. Eleven hotels (23 percent of new rooms) were converted from competitor brands and 11 properties (2,392 rooms) exited the system during the quarter. At quarter-end, the company’s lodging group encompassed 3,069 properties and timeshare resorts for a total of nearly 545,000 rooms.

MARRIOTT REVENUES totaled $3.2 billion in the 2008 second quarter, a 2 percent increase from the same period in 2007. Base management and franchise fees rose 9 percent to $271 million as a result of REVPAR improvement primarily driven by rate increases and unit expansion. Incentive management fees declined $13 million to $103 million. The 2007 second quarter included $15 million of incentive fees that were calculated based on prior periods’ results, but not earned and due until that quarter. Prior year incentive fees also included $3 million associated with business interruption insurance proceeds for two New Orleans properties.

Worldwide company-operated comparable house profit margins were flat. House profit margins for comparable company-operated properties outside North America grew 120 basis points and house profit per available room (“HP-PAR”) increased over 9 percent. North American comparable company-operated house profit margins declined 70 basis points from the year-ago quarter and HP-PAR increased nearly 1 percent.

Exhibit 99

In the second quarter, owned, leased, corporate housing and other revenue, net of direct expenses, decreased $9 million, to $46 million, reflecting the conversion of owned hotels to managed properties and the impact of properties under renovation.

Timeshare sales and services revenue decreased 14 percent to $388 million and, net of expenses, declined 37 percent to $77 million in the 2008 second quarter. Results reflected lower fractional and residential volumes, reduced year-over-year reportability at several timeshare projects and lower financing profit in the 2008 quarter, partially offset by favorable product costs. In the second quarter of 2008, investors purchased $246 million of timeshare mortgage notes. The company recognized a gain of $29 million in the 2008 quarter as compared to a $45 million gain in the prior year quarter.

Timeshare segment results, which includes timeshare sales and services revenue, net of direct expenses, as well as base management fees, equity earnings, minority interest and general, administrative and other expenses associated with the timeshare business, totaled $70 million as compared to $107 million in the prior year.

Second quarter timeshare contract sales declined 7 percent to $334 million largely due to lower sales of fractional and residential products, partially offset by stronger timeshare sales to customers in Asia and Latin America.

GENERAL, ADMINISTRATIVE and OTHER expenses for the 2008 second quarter totaled $184 million, compared to $207 million in the year-ago quarter, and included higher costs associated with development efforts. The 2007 second quarter included $35 million of expenses associated with the ESOP tax settlement.

GAINS AND OTHER INCOME totaled $9 million and included $5 million of gains on the sale of real estate, a $1 million gain from the sale of the company’s interest in a joint venture and $3 million of preferred returns from joint venture investments. The prior year’s second quarter gains totaled $12 million and included $5 million of gains on the sale of real estate and $7 million of preferred returns from joint venture investments and other gains and income.

Exhibit 99

INTEREST EXPENSE decreased $14 million to $38 million. The 2007 second quarter included $13 million of interest expense related to the ESOP settlement.

EQUITY IN EARNINGS totaled a loss of $3 million in the second quarter and included an unfavorable $9 million impact associated with the revaluation of assets by two international joint ventures.

INCOME TAXES

During the quarter, the company recorded a $24 million non-cash tax reserve related to the treatment of certain funds received from foreign subsidiaries. Marriott remains in ongoing discussions with the IRS regarding this matter and believes the company’s position should prevail.

In addition, the company recorded a non-cash charge of $12 million, largely due to a settlement reached in May 2008 with the IRS regarding a 1995 leasing transaction. The company received $26 million in cash as part of the settlement.

BALANCE SHEET

At the end of second quarter 2008, total debt was $3,048 million and cash balances totaled $125 million, compared to $2,965 million in debt and $332 million of cash at year-end 2007. The company repurchased 2.4 million shares of common stock during the second quarter at a cost of $75 million. Weighted average fully diluted shares outstanding totaled 370.0 million at the end of the 2008 second quarter compared to 403.8 million at the end of the year-ago quarter. The remaining share repurchase authorization, as of June 13, 2008, totaled 24.6 million shares.

OUTLOOK

The company expects worldwide systemwide comparable REVPAR to be flat to up 2 percent (in constant dollars) in 2008 reflecting a continued challenging demand environment in North America. Compared to the prior year, North American company-operated comparable REVPAR is expected to range from growth of 1 percent to a decline of 1 percent for the full year, with a roughly 100 basis point decline in North American house profit margins. The company expects roughly 30,000 new room openings worldwide in 2008.

For the full year 2008, the company expects timeshare sales and services revenue, net of direct expenses, to total $265 million to $285 million reflecting approximately $50 million of timeshare note sale gains. Timeshare Segment results in 2008 are expected to be $230 million to $250 million with contract sales flat to up 5 percent.

Exhibit 99

Assuming $500 million to $600 million of share repurchases during the year, the company believes that net interest expense will approximate $135 million for the full year.

For the third quarter of 2008, the company expects worldwide systemwide comparable REVPAR to be flat to up 2 percent (in constant dollars) and North American company-operated comparable REVPAR to be flat to down 2 percent. Comparable North American house profit margins are expected to decline 50 to 150 basis points in the third quarter.

In the third quarter, the company expects timeshare sales and services revenue, net of direct expenses, to total $60 million to $70 million. The company expects Timeshare Segment results of $50 million to $60 million in the quarter. Third quarter contract sales are expected to decline 5 percent to 10 percent compared to the year-ago quarter.

	Third Quarter 2008	Full Year 2008
Total fee revenue	$300 million to $310 million	$1,450 million to $1,475 million
Owned, leased, corporate housing and other revenue, net of direct expenses	$15 million to $20 million	$150 million to $160 million
Timeshare sales and services revenue, net of direct expenses[1]	$60 million to $70 million	$265 million to $285 million
General, administrative and other expenses	Approx. $175 million	$765 million to $775 million
Operating income	$200 million to $225 million	$1,090 million to $1,155 million
Gains and other income	Approx. $5 million	Approx. $20 million
Net interest expense[2]	Approx. $35 million	Approx. $135 million
Equity in earnings (losses)	$0 million to $5 million	Approx. $40 million
After-tax minority interest	Approx. $3 million	Approx. $7 million
Diluted earnings per share[3]	$0.30 to $0.35	$1.77 to $1.88
Tax rate[3]	36 percent	36 percent

[1]	Includes an estimated $50 million of timeshare note sale gains for full year 2008
[2]	Net of interest income
[3]	Excludes the $0.10 per diluted share impact of non-cash items included in the tax provision for full year 2008

The company expects investment spending in 2008 to total approximately $1.0 billion to $1.1 billion, including $75 million for maintenance capital spending, $400 million to $415 million for capital expenditures and acquisitions, $200 million to $250 million for timeshare development,

Exhibit 99

$40 million to $50 million in new mezzanine financing and mortgage loans for hotels developed by owners and franchisees, and $270 million to $290 million in equity and other investments (including timeshare equity investments).

Marriott International, Inc. (NYSE:MAR) will conduct its quarterly earnings review for the investment community and news media on Thursday, July 10, 2008 at 10 a.m. Eastern Time (ET). The conference call will be webcast simultaneously via Marriott’s investor relations website at http://www.marriott.com/investor, click the “Recent Investor News” tab and click on the quarterly conference call link. A replay will be available at that same website until July 10, 2009. The webcast will also be available as a podcast from the same site.

The telephone dial-in number for the conference call is 719-325-4765. A telephone replay of the conference call will be available from 1 p.m. ET, Thursday, July 10, 2008 until 8 p.m. ET, Thursday, July 17, 2008. To access the replay, call 719-457-0820. The reservation number for the recording is 7544017.

Note: This press release contains “forward-looking statements” within the meaning of federal securities laws, including REVPAR, profit margin and earnings trends; statements concerning the number of lodging properties we expect to add in the future; our expected share repurchases and investment spending; and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including the present U.S. economic slowdown and the uncertain environment in the lodging industry; supply and demand changes for hotel rooms, vacation ownership, condominiums, and corporate housing, including the impact of recent increases in transportation fuel costs on demand for our products; competitive conditions in the lodging industry; relationships with clients and property owners; the availability of capital to finance hotel growth and refurbishment; and other risk factors identified in our most recent quarterly report on Form 10-Q; any of which could cause actual results to differ materially from those expressed in or implied by the statements herein. These statements are made as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

MARRIOTT INTERNATIONAL, Inc. (NYSE:MAR) is a leading lodging company with over 3,000 lodging properties in the United States and 66 other countries and territories. Marriott International operates and franchises hotels under the Marriott, JW Marriott, The Ritz-Carlton, Renaissance, Residence Inn, Courtyard, TownePlace Suites, Fairfield Inn, SpringHill Suites and Bulgari brand names; develops and operates vacation ownership resorts under the Marriott Vacation Club, Horizons by Marriott Vacation Club, The Ritz-Carlton Club and Grand Residences by Marriott brands; operates Marriott Executive Apartments; provides furnished corporate housing through its Marriott ExecuStay division; and

Exhibit 99

operates conference centers. The company is headquartered in Bethesda, Md., and had approximately 151,000 employees at 2007 year-end. It is ranked as the lodging industry’s most admired company and one of the best companies to work for by FORTUNE®, and has been recognized by the U.S. Environmental Protection Agency (EPA) with the 2007 Sustained Excellence Award and Partner of the Year since 2004. In fiscal year 2007, Marriott International reported sales from continuing operations of $13 billion. For more information or reservations, please visit our web site at www.marriott.com.

IRPR#1

Tables follow

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share amounts)

	Twelve Weeks Ended		Percent Better/ (Worse)
	June 13, 2008	June 15, 2007
REVENUES
Base management fees	$161	$148	9
Franchise fees	110	101	9
Incentive management fees	103	116	(11)
Owned, leased, corporate housing and other revenue [1]	319	312	2
Timeshare sales and services [2]	388	453	(14)
Cost reimbursements [3]	2,104	1,992	6

Total Revenues	3,185	3,122	2

OPERATING COSTS AND EXPENSES
Owned, leased and corporate housing - direct [4]	273	257	(6)
Timeshare - direct	311	331	6
Reimbursed costs	2,104	1,992	(6)
General, administrative and other [5]	184	207	11

Total Expenses	2,872	2,787	(3)

OPERATING INCOME	313	335	(7)

Gains and other income [6]	9	12	(25)
Interest expense	(38)	(52)	27
Interest income	9	9	—
(Provision for) reversal of loan losses	—	—	*
Equity in earnings (losses) [7]	(3)	(1)	(200)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST	290	303	(4)
Provision for income taxes	(139)	(128)	(9)
Minority interest, net of tax	2	—	*

INCOME FROM CONTINUING OPERATIONS	153	175	(13)
Discontinued operations - Synthetic Fuel, net of tax [8]	4	32	(88)

NET INCOME	$157	$207	(24)

EARNINGS PER SHARE - Basic
Earnings from continuing operations	$0.43	$0.46	(7)
Earnings from discontinued operations [8]	0.01	0.08	(88)

Earnings per share	$0.44	$0.54	(19)

EARNINGS PER SHARE - Diluted
Earnings from continuing operations	$0.41	$0.43	(5)
Earnings from discontinued operations [8]	0.01	0.08	(88)

Earnings per share	$0.42	$0.51	(18)

Basic Shares	353.5	382.9
Diluted Shares	370.0	403.8

*	Percent can not be calculated.
[1]	– Owned, leased, corporate housing and other revenue includes revenue from the properties we own or lease, revenue from our corporate housing business, termination fees and other revenue.
[2]	– Timeshare sales and services includes total timeshare revenue except for base fees, cost reimbursements, real estate gains and joint venture earnings. Timeshare sales and services includes gains on the sale of timeshare note receivable securitizations.
[3]	– Cost reimbursements include reimbursements from lodging properties for Marriott funded operating expenses.
[4]	– Owned, leased and corporate housing—direct expenses include operating expenses related to our owned or leased hotels, including lease payments, pre-opening expenses and depreciation, plus expenses related to our corporate housing business.
[5]	– General, administrative and other expenses include the overhead costs allocated to our segments, and our corporate overhead costs and general expenses.
[6]	– Gains and other income includes net gains on the sale of real estate, gains on note sales or repayments (except timeshare note securitizations gains), gains on the sale of joint ventures, and income from cost method joint ventures.
[7]	– Equity in earnings (losses) includes our equity in earnings (losses) of unconsolidated equity method joint ventures.
[8]	– Discontinued operations relates to our Synthetic Fuel business which was shut down and substantially all the assets liquidated at December 28, 2007.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share amounts)

	Twenty-Four Weeks Ended		Percent Better/ (Worse)
	June 13, 2008	June 15, 2007
REVENUES
Base management fees	$309	$282	10
Franchise fees	206	192	7
Incentive management fees	177	187	(5)
Owned, leased, corporate housing and other revenue [1]	589	562	5
Timeshare sales and services [2]	714	822	(13)
Cost reimbursements [3]	4,137	3,913	6

Total Revenues	6,132	5,958	3

OPERATING COSTS AND EXPENSES
Owned, leased and corporate housing - direct [4]	517	476	(9)
Timeshare - direct	624	643	3
Reimbursed costs	4,137	3,913	(6)
General, administrative and other [5]	346	354	2

Total Expenses	5,624	5,386	(4)

OPERATING INCOME	508	572	(11)

Gains and other income [6]	12	47	(74)
Interest expense	(80)	(85)	6
Interest income	20	18	11
(Provision for) reversal of loan losses	2	—	*
Equity in earnings (losses) [7]	24	1	2,300

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST	486	553	(12)
Provision for income taxes	(214)	(214)	—
Minority interest, net of tax	3	—	*

INCOME FROM CONTINUING OPERATIONS	275	339	(19)
Discontinued operations - Synthetic Fuel, net of tax [8]	3	50	(94)

NET INCOME	$278	$389	(29)

EARNINGS PER SHARE - Basic
Earnings from continuing operations	$0.78	$0.88	(11)
Earnings from discontinued operations [8]	0.01	0.13	(92)

Earnings per share	$0.79	$1.01	(22)

EARNINGS PER SHARE - Diluted
Earnings from continuing operations	$0.74	$0.83	(11)
Earnings from discontinued operations [8]	0.01	0.12	(92)

Earnings per share	$0.75	$0.95	(21)

Basic Shares	353.9	385.5
Diluted Shares	371.2	407.9

*	Percent can not be calculated.
[1]	– Owned, leased, corporate housing and other revenue includes revenue from the properties we own or lease, revenue from our corporate housing business, termination fees and other revenue.
[2]	– Timeshare sales and services includes total timeshare revenue except for base fees, cost reimbursements, real estate gains and joint venture earnings. Timeshare sales and services includes gains on the sale of timeshare note receivable securitizations.
[3]	– Cost reimbursements include reimbursements from lodging properties for Marriott funded operating expenses.
[4]	– Owned, leased and corporate housing—direct expenses include operating expenses related to our owned or leased hotels, including lease payments, pre-opening expenses and depreciation, plus expenses related to our corporate housing business.
[5]	– General, administrative and other expenses include the overhead costs allocated to our segments, and our corporate overhead costs and general expenses.
[6]	– Gains and other income includes gains and losses on the sale of real estate, gains on note sales or repayments (except timeshare note securitizations gains), gains and losses on the sale of joint ventures, and income from cost method joint ventures.
[7]	– Equity in earnings (losses) includes our equity in earnings (losses) of unconsolidated equity method joint ventures.
[8]	– Discontinued operations relates to our Synthetic Fuel Business which was shut down and substantially all the assets liquidated at December 28, 2007.

Exhibit 99

Marriott International, Inc.

Business Segments

($ in millions)

	Twelve Weeks Ended		Percent Better/ (Worse)
	June 13, 2008	June 15, 2007
REVENUES

North American Full-Service	$1,371	$1,282	7
North American Limited-Service	538	538	—
International	399	382	4
Luxury	403	370	9
Timeshare	461	532	(13)

Total segment revenues [1]	3,172	3,104	2
Other unallocated corporate	13	18	(28)

Total	$3,185	$3,122	2

INCOME FROM CONTINUING OPERATIONS

North American Full-Service	$129	$132	(2)
North American Limited-Service	112	131	(15)
International	65	59	10
Luxury	23	18	28
Timeshare	70	107	(35)

Total segment financial results [1]	399	447	(11)
Other unallocated corporate	(77)	(101)	24
Interest income, provision for loan losses and interest expense	(29)	(43)	33
Income taxes [2]	(140)	(128)	(9)

Total	$153	$175	(13)

[1]

We consider segment revenues and segment financial results to be meaningful indicators of our performance because they measure our growth in profitability as a lodging company and enable investors to compare the revenues and results of our lodging operations to those of other lodging companies.

[2]

We allocate minority interest of our consolidated subsidiaries to our segments. Accordingly, minority interest of our consolidated subsidiaries of $2 million for the 2008 second quarter as reflected in our income statement, was allocated as follows: $4 million to our Timeshare segment, $(1) million to our International segment, and $(1) million to Provision for income taxes.

Exhibit 99

Marriott International, Inc.

Business Segments

($ in millions)

	Twenty-Four Weeks Ended		Percent Better/ (Worse)
	June 13, 2008	June 15, 2007
REVENUES

North American Full-Service	$2,678	$2,526	6
North American Limited-Service	1,026	1,001	2
International	751	713	5
Luxury	790	709	11
Timeshare	863	975	(11)

Total segment revenues [1]	6,108	5,924	3
Other unallocated corporate	24	34	(29)

Total	$6,132	$5,958	3

INCOME FROM CONTINUING OPERATIONS

North American Full-Service	$224	$246	(9)
North American Limited-Service	198	218	(9)
International	129	109	18
Luxury	49	29	69
Timeshare	74	151	(51)

Total segment financial results [1]	674	753	(10)
Other unallocated corporate	(125)	(133)	6
Interest income, provision for loan losses and interest expense	(58)	(67)	13
Income taxes [2]	(216)	(214)	(1)

Total	$275	$339	(19)

[1]

We consider segment revenues and segment financial results to be meaningful indicators of our performance because they measure our growth in profitability as a lodging company and enable investors to compare the revenues and results of our lodging operations to those of other lodging companies.

[2]

We allocate minority interest of our consolidated subsidiaries to our segments. Accordingly, minority interest of our consolidated subsidiaries of $3 million for the year-to-date 2008 second quarter as reflected in our income statement, was allocated as follows: $6 million to our Timeshare segment, $(1) million to our International segment, and $(2) million to Provision for income taxes.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

Total Lodging Products 1

	Number of Properties			Number of Rooms/Suites
Brand	June 13, 2008	June 15, 2007	vs. June 15, 2007	June 13, 2008	June 15, 2007	vs. June 15, 2007
Domestic Full-Service
Marriott Hotels & Resorts	344	341	3	137,130	135,800	1,330
Renaissance Hotels & Resorts	76	69	7	27,721	25,369	2,352
Domestic Limited-Service
Courtyard	708	668	40	98,901	93,328	5,573
Fairfield Inn	536	513	23	47,572	45,592	1,980
SpringHill Suites	195	162	33	22,718	18,898	3,820
Residence Inn	534	507	27	63,843	60,293	3,550
TownePlace Suites	152	128	24	15,195	12,857	2,338
International
Marriott Hotels & Resorts	179	180	(1)	52,457	51,967	490
Renaissance Hotels & Resorts	64	72	(8)	21,118	23,423	(2,305)
Courtyard	77	72	5	14,576	13,620	956
Fairfield Inn	9	7	2	1,111	756	355
SpringHill Suites	1	1	—	124	124	—
Residence Inn	18	19	(1)	2,611	2,732	(121)
Marriott Executive Apartments	19	18	1	3,029	3,005	24
Ramada	—	2	(2)	—	332	(332)
Luxury
The Ritz-Carlton - Domestic	36	34	2	11,437	11,343	94
The Ritz-Carlton - International	33	28	5	10,171	8,242	1,929
Bulgari Hotels & Resorts	2	2	—	117	117	—
The Ritz-Carlton Residential	21	15	6	2,122	1,425	697
The Ritz-Carlton Serviced Apartments	2	1	1	387	245	142
Timeshare [2]
Marriott Vacation Club	48	46	2	11,181	10,682	499
The Ritz-Carlton Club - Fractional	7	7	—	388	388	—
The Ritz-Carlton Club - Residential	3	2	1	145	82	63
Grand Residences by Marriott - Fractional	2	2	—	248	248	—
Grand Residences by Marriott - Residential	1	—	1	65	—	65
Horizons by Marriott Vacation Club	2	2	—	444	372	72

Sub Total Timeshare	63	59	4	12,471	11,772	699

Total	3,069	2,898	171	544,811	521,240	23,571

Number of Timeshare Interval, Fractional and Residential Resorts[2]

	Total[3]	In Active Sales
100% Company-Developed
Marriott Vacation Club	48	26
The Ritz-Carlton Club and Residences	7	5
Grand Residences by Marriott and Residences	3	3
Horizons by Marriott Vacation Club	2	2

Joint Ventures
The Ritz-Carlton Club and Residences	3	3

Total	63	39

[1]	Total Lodging Products excludes the 2,225 and 2,054 corporate housing rental units associated with our ExecuStay brand as of June 13, 2008 and June 15, 2007, respectively.
[2]	Includes products in active sales which may not be ready for occupancy.
[3]	Includes resorts that are in active sales and those that are sold out. Residential properties are captured once they possess a certificate of occupancy.

Exhibit 99

Marriott International, Inc.

Key Lodging Statistics

Comparable Company-Operated International Properties [1]

	Three Months Ended May 31, 2008 and May 31, 2007
	REVPAR		Occupancy			Average Daily Rate
Region	2008	vs. 2007	2008	vs. 2007		2008	vs. 2007
Caribbean & Latin America	$159.01	8.0%	78.1%	0.5	% pts.	$203.49	7.3%
Continental Europe	$157.12	4.6%	73.2%	-2.5	% pts.	$214.52	8.1%
United Kingdom	$141.23	2.9%	76.1%	-0.5	% pts.	$185.57	3.6%
Middle East & Africa	$145.16	22.2%	83.1%	6.7	% pts.	$174.69	12.3%
Asia Pacific[2]	$119.87	5.4%	74.5%	0.4	% pts.	$160.89	4.8%
Regional Composite[3]	$143.24	6.5%	75.8%	0.0	% pts.	$189.06	6.5%
International Luxury[4]	$258.37	10.2%	75.3%	0.7	% pts.	$343.05	9.1%
Total International[5]	$156.22	7.2%	75.7%	0.1	% pts.	$206.33	7.1%
Worldwide[6]	$134.92	3.2%	75.4%	-0.5	% pts.	$178.96	3.9%

Comparable Systemwide International Properties [1]

	Three Months Ended May 31, 2008 and May 31, 2007
	REVPAR		Occupancy			Average Daily Rate
Region	2008	vs. 2007	2008	vs. 2007		2008	vs. 2007
Caribbean & Latin America	$138.46	5.0%	74.2%	-0.9	% pts.	$186.62	6.3%
Continental Europe	$157.01	8.6%	71.7%	-0.5	% pts.	$218.84	9.4%
United Kingdom	$138.99	2.9%	75.5%	-0.5	% pts.	$184.03	3.6%
Middle East & Africa	$145.16	22.2%	83.1%	6.7	% pts.	$174.69	12.3%
Asia Pacific[2]	$120.34	4.1%	74.5%	-0.4	% pts.	$161.46	4.6%
Regional Composite[3]	$140.41	6.9%	74.5%	0.0	% pts.	$188.58	6.9%
International Luxury[4]	$258.37	10.2%	75.3%	0.7	% pts.	$343.05	9.1%
Total International[5]	$151.21	7.5%	74.5%	0.1	% pts.	$202.87	7.3%
Worldwide[6]	$112.53	2.6%	74.1%	-1.1	% pts.	$151.95	4.0%

[1]

International financial results are reported on a period basis, while International statistics are reported on a monthly basis. Statistics are in constant dollars for March through May. Excludes North America (except for Worldwide).

[2]	Does not include Hawaii.
[3]	Regional information includes the Marriott Hotels & Resorts, Renaissance Hotels & Resorts and Courtyard brands. Includes Hawaii.
[4]	International Luxury includes The Ritz-Carlton properties outside of North America and Bulgari Hotels & Resorts.
[5]	Includes Regional Composite and International Luxury.
[6]

Includes international statistics for the three calendar months ended May 31, 2008 and May 31, 2007, and North American statistics for the twelve weeks ended June 13, 2008 and June 15, 2007. Includes the Marriott Hotels & Resorts, Renaissance Hotels & Resorts, The Ritz-Carlton, Bulgari Hotels & Resorts, Residence Inn, Courtyard, Fairfield Inn, TownePlace Suites, and SpringHill Suites brands.

Exhibit 99

Marriott International, Inc.

Key Lodging Statistics

Comparable Company-Operated International Properties [1]

	Five Months Ended May 31, 2008 and May 31, 2007
	REVPAR		Occupancy			Average Daily Rate
Region	2008	vs. 2007	2008	vs. 2007		2008	vs. 2007
Caribbean & Latin America	$160.87	10.3%	77.9%	1.7	% pts.	$206.63	7.9%
Continental Europe	$143.42	6.7%	69.6%	-1.0	% pts.	$206.03	8.3%
United Kingdom	$135.23	2.3%	72.8%	-1.3	% pts.	$185.67	4.2%
Middle East & Africa	$139.25	19.0%	80.0%	4.9	% pts.	$174.15	11.7%
Asia Pacific[2]	$119.83	7.1%	73.9%	0.4	% pts.	$162.17	6.4%
Regional Composite[3]	$137.81	7.7%	73.6%	0.3	% pts.	$187.20	7.3%
International Luxury[4]	$248.19	12.9%	74.1%	3.1	% pts.	$334.81	8.1%
Total International[5]	$150.26	8.7%	73.7%	0.6	% pts.	$203.95	7.8%
Worldwide[6]	$126.47	3.7%	72.0%	-0.3	% pts.	$175.65	4.2%

Comparable Systemwide International Properties [1]

	Five Months Ended May 31, 2008 and May 31, 2007
	REVPAR		Occupancy			Average Daily Rate
Region	2008	vs. 2007	2008	vs. 2007		2008	vs. 2007
Caribbean & Latin America	$137.31	6.8%	72.5%	0.0	% pts.	$189.32	6.8%
Continental Europe	$141.82	10.1%	67.9%	0.8	% pts.	$208.90	8.9%
United Kingdom	$132.99	2.2%	72.2%	-1.3	% pts.	$184.12	4.1%
Middle East & Africa	$139.25	19.0%	80.0%	4.9	% pts.	$174.15	11.7%
Asia Pacific[2]	$119.06	5.1%	73.3%	-0.5	% pts.	$162.32	5.8%
Regional Composite[3]	$133.72	7.7%	71.9%	0.3	% pts.	$185.94	7.3%
International Luxury[4]	$248.19	12.9%	74.1%	3.1	% pts.	$334.81	8.1%
Total International[5]	$144.17	8.6%	72.1%	0.6	% pts.	$199.91	7.7%
Worldwide[6]	$105.48	2.9%	70.6%	-0.9	% pts.	$149.43	4.2%

[1]

International financial results are reported on a period basis, while International statistics are reported on a monthly basis. Statistics are in constant dollars for January through May. Excludes North America (except for Worldwide).

[2]	Does not include Hawaii.
[3]	Regional information includes the Marriott Hotels & Resorts, Renaissance Hotels & Resorts and Courtyard brands. Includes Hawaii.
[4]	International Luxury includes The Ritz-Carlton properties outside of North America and Bulgari Hotels & Resorts.
[5]	Includes Regional Composite and International Luxury.
[6]

Includes international statistics for the five calendar months ended May 31, 2008 and May 31, 2007, and North American statistics for the twenty-four weeks ended June 13, 2008 and June 15, 2007. Includes the Marriott Hotels & Resorts, Renaissance Hotels & Resorts, The Ritz-Carlton, Bulgari Hotels & Resorts, Residence Inn, Courtyard, Fairfield Inn, TownePlace Suites, and SpringHill Suites brands.

Exhibit 99

Marriott International, Inc.

Key Lodging Statistics

Comparable Company-Operated North American Properties

	Twelve Weeks Ended June 13, 2008 and June 15, 2007
	REVPAR		Occupancy			Average Daily Rate
Brand	2008	vs. 2007	2008	vs. 2007		2008	vs. 2007
Marriott Hotels & Resorts	$139.67	2.7%	75.9%	-0.3	% pts.	$184.10	3.2%
Renaissance Hotels & Resorts	$131.75	1.5%	74.7%	0.2	% pts.	$176.46	1.2%
Composite North American Full-Service[1]	$138.29	2.5%	75.7%	-0.2	% pts.	$182.79	2.9%
The Ritz-Carlton[2]	$277.21	1.1%	76.3%	0.5	% pts.	$363.32	0.4%
Composite North American Full-Service & Luxury[3]	$151.78	2.3%	75.7%	-0.2	% pts.	$200.45	2.5%
Residence Inn	$101.22	0.5%	79.3%	-1.1	% pts.	$127.69	1.9%
Courtyard	$95.51	-0.4%	72.7%	-1.2	% pts.	$131.44	1.2%
TownePlace Suites	$62.38	-6.4%	71.6%	-5.9	% pts.	$87.14	1.3%
SpringHill Suites	$84.91	1.1%	76.6%	-0.5	% pts.	$110.82	1.7%
Composite North American Limited-Service[4]	$94.44	-0.3%	74.7%	-1.3	% pts.	$126.45	1.5%
Composite - All [5]	$126.61	1.4%	75.3%	-0.7	% pts.	$168.22	2.3%

Comparable Systemwide North American Properties

	Twelve Weeks Ended June 13, 2008 and June 15, 2007
	REVPAR		Occupancy			Average Daily Rate
Brand	2008	vs. 2007	2008	vs. 2007		2008	vs. 2007
Marriott Hotels & Resorts	$122.37	2.2%	72.8%	-0.8	% pts.	$168.07	3.3%
Renaissance Hotels & Resorts	$119.24	1.3%	73.5%	-0.3	% pts.	$162.15	1.7%
Composite North American Full-Service[1]	$121.87	2.1%	72.9%	-0.7	% pts.	$167.12	3.1%
The Ritz-Carlton[2]	$277.21	1.1%	76.3%	0.5	% pts.	$363.32	0.4%
Composite North American Full-Service & Luxury[3]	$130.73	1.9%	73.1%	-0.7	% pts.	$178.79	2.8%
Residence Inn	$100.50	1.8%	79.1%	-0.8	% pts.	$127.00	2.8%
Courtyard	$95.05	0.8%	73.6%	-1.2	% pts.	$129.21	2.5%
Fairfield Inn	$65.69	-1.2%	70.8%	-3.5	% pts.	$92.79	3.6%
TownePlace Suites	$65.42	-1.8%	73.5%	-2.6	% pts.	$88.98	1.7%
SpringHill Suites	$81.62	-1.3%	73.9%	-2.5	% pts.	$110.40	2.0%
Composite North American Limited-Service[4]	$88.09	0.5%	74.5%	-1.7	% pts.	$118.22	2.8%
Composite - All [5]	$104.87	1.2%	74.0%	-1.3	% pts.	$141.79	3.0%

[1]	Includes the Marriott Hotels & Resorts and Renaissance Hotels & Resorts brands.
[2]	Statistics for The Ritz-Carlton are for March through May.
[3]	Includes the Marriott Hotels & Resorts, Renaissance Hotels & Resorts and The Ritz-Carlton brands.
[4]	Includes the Residence Inn, Courtyard, Fairfield Inn, TownePlace Suites and SpringHill Suites brands.
[5]	Includes the Marriott Hotels & Resorts, Renaissance Hotels & Resorts, The Ritz-Carlton, Residence Inn, Courtyard, Fairfield Inn, TownePlace Suites, and SpringHill Suites brands.

Exhibit 99

Marriott International, Inc.

Key Lodging Statistics

Comparable Company-Operated North American Properties

	Twenty-Four Weeks Ended June 13, 2008 and June 15, 2007
	REVPAR		Occupancy			Average Daily Rate
Brand	2008	vs. 2007	2008	vs. 2007		2008	vs. 2007
Marriott Hotels & Resorts	$131.25	2.5%	71.8%	-0.8	% pts.	$182.85	3.6%
Renaissance Hotels & Resorts	$125.02	2.3%	71.8%	0.2	% pts.	$174.18	2.0%
Composite North American Full-Service[1]	$130.17	2.4%	71.8%	-0.6	% pts.	$181.34	3.3%
The Ritz-Carlton[2]	$270.34	2.2%	74.1%	0.9	% pts.	$364.76	0.9%
Composite North American Full-Service & Luxury[3]	$141.61	2.4%	72.0%	-0.5	% pts.	$196.75	3.1%
Residence Inn	$96.98	1.0%	75.6%	-0.7	% pts.	$128.26	2.0%
Courtyard	$90.60	0.3%	68.7%	-0.8	% pts.	$131.90	1.5%
TownePlace Suites	$60.49	-3.9%	68.3%	-4.5	% pts.	$88.53	2.4%
SpringHill Suites	$80.38	3.1%	71.7%	0.7	% pts.	$112.06	2.1%
Composite North American Limited-Service[4]	$89.97	0.5%	70.8%	-0.9	% pts.	$127.08	1.8%
Composite - All [5]	$118.72	1.8%	71.5%	-0.7	% pts.	$166.16	2.7%

Comparable Systemwide North American Properties

	Twenty-Four Weeks Ended June 13, 2008 and June 15, 2007
	REVPAR		Occupancy			Average Daily Rate
Brand	2008	vs. 2007	2008	vs. 2007		2008	vs. 2007
Marriott Hotels & Resorts	$116.25	1.9%	69.3%	-1.2	% pts.	$167.84	3.6%
Renaissance Hotels & Resorts	$113.74	1.7%	70.6%	-0.3	% pts.	$161.08	2.1%
Composite North American Full-Service[1]	$115.85	1.8%	69.5%	-1.0	% pts.	$166.74	3.3%
The Ritz-Carlton[2]	$270.34	2.2%	74.1%	0.9	% pts.	$364.76	0.9%
Composite North American Full-Service & Luxury[3]	$123.23	1.9%	69.7%	-0.9	% pts.	$176.80	3.3%
Residence Inn	$96.40	2.2%	75.9%	-0.7	% pts.	$127.07	3.1%
Courtyard	$89.63	1.3%	69.5%	-1.0	% pts.	$128.94	2.7%
Fairfield Inn	$61.70	0.8%	66.6%	-2.5	% pts.	$92.61	4.5%
TownePlace Suites	$63.12	-0.7%	70.2%	-1.9	% pts.	$89.89	1.9%
SpringHill Suites	$78.41	0.6%	70.6%	-1.5	% pts.	$111.11	2.7%
Composite North American Limited-Service[4]	$83.64	1.3%	70.7%	-1.3	% pts.	$118.23	3.2%
Composite - All [5]	$99.09	1.6%	70.3%	-1.1	% pts.	$140.89	3.3%

[1]	Includes the Marriott Hotels & Resorts and Renaissance Hotels & Resorts brands.
[2]	Statistics for The Ritz-Carlton are for January through May.
[3]	Includes the Marriott Hotels & Resorts, Renaissance Hotels & Resorts and The Ritz-Carlton brands.
[4]	Includes the Residence Inn, Courtyard, Fairfield Inn, TownePlace Suites and SpringHill Suites brands.
[5]	Includes the Marriott Hotels & Resorts, Renaissance Hotels & Resorts, The Ritz-Carlton, Residence Inn, Courtyard, Fairfield Inn, TownePlace Suites, and SpringHill Suites brands.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

TIMESHARE SEGMENT

($ in millions)

Segment revenues
	Twelve Weeks Ended		Percent
	June 13, 2008	June 15, 2007	Better / (Worse)
Segment revenues	$461	$532	(13)

Segment Results
	Twelve Weeks Ended		Percent
	June 13, 2008	June 15, 2007	Better / (Worse)
Base fees revenue	$12	$10	20
Timeshare sales and services, net	77	122	(37)
Joint venture equity earnings	2	(1)	300
Minority interest	4	—	*
General, administrative and other expenses	(25)	(24)	(4)

Segment results	$70	$107	(35)

Sales and Services Revenue
	Twelve Weeks Ended		Percent
	June 13, 2008	June 15, 2007	Better / (Worse)
Development	$252	$303	(17)
Services	79	72	10
Financing	49	69	(29)
Other revenue	8	9	(11)

Sales and services revenue	$388	$453	(14)

Contract Sales[1]
	Twelve Weeks Ended		Percent
	June 13, 2008	June 15, 2007	Better / (Worse)
Company:
Timeshare	$291	$289	1
Fractional	8	6	33
Residential	27	—	*

Total company	326	295	11
Joint ventures:
Timeshare	—	8	(100)
Fractional	6	21	(71)
Residential	2	35	(94)

Total joint ventures	8	64	(88)

Total contract sales, including joint ventures	$334	$359	(7)

*	Percent can not be calculated.
[1]—

Timeshare segment contract sales represent gross sales of timeshare, fractional, and residential products from both our wholly owned and joint venture projects, before the adjustment for percentage-of-completion accounting.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

TIMESHARE SEGMENT

($ in millions)

Segment revenues
	Twenty-Four Weeks Ended		Percent
	June 13, 2008	June 15, 2007	Better / (Worse)
Segment revenues	$863	$975	(11)

Segment Results
	Twenty-Four Weeks Ended		Percent
	June 13, 2008	June 15, 2007	Better / (Worse)
Base fees revenue	$23	$20	15
Timeshare sales and services, net	90	179	(50)
Joint venture equity earnings	7	(1)	800
Minority interest	6	—	*
General, administrative and other expenses	(52)	(47)	(11)

Segment results	$74	$151	(51)

Sales and Services Revenue
	Twenty-Four Weeks Ended		Percent
	June 13, 2008	June 15, 2007	Better / (Worse)
Development	$457	$567	(19)
Services	163	148	10
Financing	76	92	(17)
Other revenue	18	15	20

Sales and services revenue	$714	$822	(13)

Contract Sales[1]
	Twenty-Four Weeks Ended		Percent
	June 13, 2008	June 15, 2007	Better / (Worse)
Company:
Timeshare	$576	$564	2
Fractional	16	15	7
Residential	39	—	*

Total company	631	579	9
Joint ventures:
Timeshare	—	16	(100)
Fractional	11	39	(72)
Residential	25	51	(51)

Total joint ventures	36	106	(66)

Total contract sales, including joint ventures	$667	$685	(3)

*	Percent can not be calculated.
[1]—

Timeshare segment contract sales represent gross sales of timeshare, fractional, and residential products from both our wholly owned and joint venture projects, before the adjustment for percentage-of-completion accounting.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measures

In our press release and schedules, and related conference call, we report certain financial measures that are not prescribed or authorized by United States generally accepted accounting principles (“GAAP”). We discuss management’s reasons for reporting these non-GAAP measures below, and the tables on the following pages reconcile the most directly comparable GAAP measures to the non-GAAP measures (identified by a double asterisk on the following pages) that we refer to in our press release and related conference call. Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures are not alternatives to revenue, operating income, income from continuing operations, net income, earnings per share or any other comparable operating measure prescribed by GAAP. In addition, these non-GAAP financial measures may be calculated and/or presented differently than measures with the same or similar names that are reported by other companies, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

Earnings Before Interest, Taxes, Depreciation and Amortization. Earnings before interest, taxes, depreciation and amortization (EBITDA) reflects earnings excluding the impact of interest expense, tax expense, depreciation and amortization. Our management considers EBITDA to be an indicator of operating performance because it can be used to measure our ability to service debt, fund capital expenditures, and expand our business. EBITDA is used by analysts, lenders, investors and others, as well as by us, to evaluate companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. Additionally, the tax positions of companies can vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and tax expense can vary considerably among companies. EBITDA also excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies.

ESOP Settlement Charge. Management evaluates non-GAAP measures that exclude the charge associated with the 2007 settlement of issues raised during the IRS’ and Department of Labor’s examination of the employee stock ownership plan (“ESOP”) feature of our Employees’ Profit Sharing, Retirement and Savings Plan and Trust, including adjusted earnings per share and adjusted earnings before interest, taxes, depreciation and amortization, because these measures allow for period-over-period comparisons relative to our on-going operations before material charges. Additionally, these non-GAAP measures facilitate management’s comparison of our results relative to on-going operations before material charges with that of other lodging companies. The settlement resulted in an after-tax charge of $54 million in the second quarter 2007 reflecting $35 million of excise taxes (impacting General, Administrative, and Other Expenses), $13 million of interest expense on those excise taxes and $6 million of income tax expense primarily reflecting additional interest.

Adjusted EBITDA. Our management also evaluates adjusted EBITDA which excludes the synthetic fuel business for 2007, as well as the $35 million charge in 2007 for excise taxes associated with the ESOP settlement. The synthetic fuel operations, discontinued in 2007, are not related to our core business, which is lodging. Accordingly, our management evaluates non-GAAP measures which exclude the impact of the synthetic fuel business because those measures allow for period-over-period comparisons of our on-going core lodging operations. In addition, these non-GAAP measures facilitate management’s comparison of our results with the results of other lodging companies. Our management excludes the excise taxes associated with the ESOP settlement for the reasons noted above in the “ESOP Settlement Charge” caption.

Prior Years’ Tax Adjustments and Foreign Subsidiaries Related Income Tax Charges. Management evaluates non-GAAP measures including adjusted earnings per share and adjusted taxes that exclude: 1) income tax expense in the 2008 second quarter totaling $12 million primarily due to prior years’ tax adjustments, including a settlement with the IRS that resulted in a lower than expected refund of taxes associated with a 1995 leasing transaction; and 2) income tax expense in the 2008 second quarter totaling $24 million related to the tax treatment of funds received from foreign subsidiaries that is in on-going discussions with the IRS. We evaluate these non-GAAP measures because these measures allow for period-over-period comparisons relative to our on-going operations before material charges. Additionally, these non-GAAP measures facilitate management’s comparison of our results relative to on-going operations before material charges with the results of other lodging companies.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measure

EBITDA and Adjusted EBITDA

($ in millions)

	Fiscal Year 2008
	First Quarter	Second Quarter	Total
Net income	$121	$157	$278
Interest expense	42	38	80
Tax provision, continuing operations	75	139	214
Tax provision, minority interest	1	1	2
Tax (benefit) provision, synthetic fuel	—	(6)	(6)
Depreciation and amortization	41	47	88
Less: Depreciation reimbursed by third-party owners	(3)	(3)	(6)
Interest expense from unconsolidated joint ventures	4	4	8
Depreciation and amortization from unconsolidated joint ventures	5	6	11

EBITDA**	$286	$383	$669
Discontinued operations adjustment (synthetic fuel)	1	2	3

Adjusted EBITDA**	$287	$385	$672

Increase (Decrease) over 2007 Adjusted EBITDA	-14%	-13%	-13%

The following items make up the discontinued operations adjustment (synthetic fuel)
Pre-tax Synthetic Fuel losses (income)	$1	$2	$3

EBITDA adjustment for discontinued operations (synthetic fuel)	$1	$2	$3

	Fiscal Year 2007
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Net income	$182	$207	$131	$176	$696
Interest expense	33	52	42	57	184
Tax provision, continuing operations	86	128	93	134	441
Tax (benefit) provision, synthetic fuel	(72)	(86)	(41)	73	(126)
Depreciation and amortization	46	45	43	63	197
Less: Depreciation reimbursed by third-party owners	(4)	(4)	(4)	(6)	(18)
Interest expense from unconsolidated joint ventures	5	5	8	6	24
Depreciation and amortization from unconsolidated joint ventures	6	7	6	9	28

EBITDA**	$282	$354	$278	$512	$1,426

ESOP Settlement - Excise Tax	$—	$35	$—	$—	$35
Discontinued operations adjustment (synthetic fuel)	52	52	30	(15)	119

Adjusted EBITDA**	$334	$441	$308	$497	$1,580

The following items make up the discontinued operations adjustment (synthetic fuel)
Pre-tax Synthetic Fuel losses (income)	$54	$54	$32	$(13)	$127
Synthetic Fuel depreciation	(2)	(2)	(2)	(2)	(8)

EBITDA adjustment for discontinued operations (synthetic fuel)	$52	$52	$30	$(15)	$119

**	Denotes non-GAAP financial measures.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measure Reconciliation

Measures that Exclude ESOP Settlement

(in millions, except per share amounts)

	Second Quarter 2007
	As Reported	ESOP Settlement	Excluding the ESOP Settlement**
Income (losses) from continuing operations before income taxes and minority interest	$303	$(48)	$351
Provision for income taxes	(128)	(6)	(122)

Income from continuing operations	$175	$(54)	$229

Diluted shares	403.8	403.8	403.8
Earnings per share from continuing operations - diluted	$0.43	$(0.14)	$0.57
Tax rate	42.2%		34.8%

**	Denotes non-GAAP financial measures.

Exhibit 99

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measure Reconciliation

Measures that Exclude Prior Years’ Tax Adjustments and Foreign Subsidiaries Related Income Tax Charges

(in millions, except per share amounts)

	Second Quarter 2008
	As Reported	Prior Years’ Tax Adjustments and Foreign Subsidiaries Related Income Tax Charges	Excluding the Prior Years’ Tax Adjustments and Foreign Subsidiaries Related Income Tax Charges**
Income (losses) from continuing operations before income taxes and minority interest	$290	$—	$290
Provision for income taxes	(139)	(36)	(103)
Minority interest, net of tax	2	—	2

Income from continuing operations	$153	$(36)	$189

Diluted shares	370.0	370.0	370.0
Earnings per share from continuing operations - diluted	$0.41	$(0.10)	$0.51
Tax rate	47.9%		35.5%

**	Denotes non-GAAP financial measures.

Exhibit 99